UNITED STATES BANKRUPTCY COURT
SOUTHERN DISTRICT OF NEW YORK

X
In re		:	Chapter 11

NRG ENERGY, INC., et al.		:	Case No. 03-13024 (PCB)

	Debtors.	:	(Jointly Administered)
X

THIS PLAN APPLIES TO THE FOLLOWING DEBTORS:

Arthur Kill Power LLC
Astoria Gas Turbine Power LLC
Berrians I Gas Turbine Power LLC
Big Cajun II Unit 4 LLC
Connecticut Jet Power LLC
Devon Power LLC
Dunkirk Power LLC
Huntley Power LLC
Louisiana Generating LLC
Middletown Power LLC
Montville Power LLC	Northeast Generation Holding LLC
Norwalk Power LLC
NRG Central U.S. LLC
NRG Eastern LLC
NRG New Roads Holdings LLC
NRG Northeast Generating LLC
NRG South Central Generating LLC
Oswego Harbor Power LLC
Somerset Power LLC
South Central Generation Holding LLC

THIS PLAN DOES NOT APPLY TO THE FOLLOWING DEBTORS:

LSP-Nelson Energy LLP NRG McClain NRG Capital LLC NRG Energy, Inc.	NRG Finance Company I LLC NRGenerating Holdings (No. 23) B.V. NRG Nelson Turbines LLC NRG Power Marketing Inc.

DEBTORS’ FIRST AMENDED JOINT PLAN OF REORGANIZATION
PURSUANT TO CHAPTER 11 OF THE BANKRUPTCY CODE

KIRKLAND & ELLIS LLP Citigroup Center 153 East 53rd Street New York, New York 10022-4675 Telephone: (212) 446-4800 Facsimile: (212) 446-4900 Counsel to the Debtors and Debtors in Possession

              Dated: October 29, 2003

TABLE OF CONTENTS

Page

ARTICLE I. DEFINITIONS AND CONSTRUCTION OF TERMS	1
1.1 Definitions	1
1.2 Interpretation; Application of Definitions and Rules of Construction	7
ARTICLE II. TREATMENT OF ADMINISTRATIVE EXPENSE CLAIMS AND PRIORITY TAX CLAIMS	7
2.1 Administrative Expense Claims	7
2.2 Priority Claims	7
2.3 Professional Compensation and Reimbursement Claims; Fee Applications	8
2.4 Administrative Claims Bar Date	8
ARTICLE III. CLASSIFICATION AND TREATMENT OF CLAIMS AND EQUITY INTERESTS AND VOTING RIGHTS	8
3.1 Summary	8
3.2 Payment of Interest	10
3.3 Impairment Controversies	10
3.4 Class 1A — Northeast Series A Bond Claims	10
3.5 Class 1B — Northeast Series B Bond Claims	10
3.6 Class 1C — Northeast Series C Bond Claims	10
3.7 Class 2A — South Central Series A Bond Claims	11
3.8 Class 2B — South Central Series B Bond Claims	11
3.9 Class 3 - Berrians Secured Claims	11
3.10 Class 4 - Northeast General Unsecured Claims	11
3.11 Class 5 - South Central General Unsecured Claims	12
3.12 Class 6 - Berrians General Unsecured Claims	12
3.13 Class 7 - Northeast Equity Interests	12
3.14 Class 8 - South Central Equity Interests	13
3.15 Class 9 - Berrians Equity Interests	13
ARTICLE IV. PROVISIONS REGARDING VOTING OF CLAIMS AND EQUITY INTERESTS	13
4.1 Voting of Claims and Equity Interests	13
4.2 Procedural Consolidation	13
ARTICLE V. DISTRIBUTIONS UNDER THE PLAN AND TREATMENT OF DISPUTED, CONTINGENT AND UNLIQUIDATED ADMINISTRATIVE EXPENSE CLAIMS, CLAIMS AND EQUITY INTERESTS	13
5.1 Method of Distributions Under the Plan	13
5.2 Objections to and Resolution of Administrative Expense Claims and Claims	15
5.3 Payment of Other Fees	15
5.4 Cancellation of Existing Securities and Agreements	15
ARTICLE VI. EXECUTORY CONTRACTS AND UNEXPIRED LEASES	16
6.1 Assumption or Rejection of Executory Contracts and Unexpired Leases	16
6.2 Approval of Assumption, Assumption and Assignment or Rejection of Executory Contracts and Unexpired Leases	17
6.3 Cure of Defaults	17
6.4 Bar Date for Filing Proofs of Claim Relating to Executory Contracts and Unexpired Leases Rejected Pursuant to the Plan	17
6.5 Retiree Benefits	17

 i

TABLE OF CONTENTS (Cont’d)

ARTICLE VII. IMPLEMENTATION OF THE PLAN	17
7.1 Recapitalization	17
7.2 Continued Corporate Existence and Vesting of Assets in the Reorganized Debtors	17
7.3 Corporate Governance, Directors, Officers, and Corporate Action	18
7.4 Effectuating Documents and Further Transactions	19
7.5 Vesting of Assets	19
ARTICLE VIII. PROCEDURES FOR RESOLVING DISPUTED CLAIMS	19
8.1 Prosecution of Objections to Claims	19
8.2 Treatment of Disputed Claims	19
8.3 Estimation of Claims	19
8.4 Distributions on Account of Disputed Claims Once Allowed	20
ARTICLE IX. CONFIRMATION AND EFFECTIVENESS OF THE PLAN	20
9.1 Conditions Precedent to Confirmation	20
9.2 Conditions Precedent to Effectiveness	21
9.3 Effect of Failure of Conditions	21
9.4 Waiver of Conditions	22
ARTICLE X. EFFECT OF CONFIRMATION OF PLAN	22
10.1 Term of Bankruptcy Injunction or Stays	22
10.2 Claims Extinguished	22
10.3 Discharge of Debtors	22
10.4 Injunction	22
ARTICLE XI. RETENTION OF JURISDICTION	23
ARTICLE XII. MISCELLANEOUS PROVISIONS	24
12.1 Effectuating Documents and Further Transactions	24
12.2 Exemption from Transfer Taxes	24
12.3 EXCULPATION AND LIMITATION OF LIABILITY	24
12.4 RELEASES	24
12.5 INJUNCTION RELATED TO RELEASES AND EXCULPATION	25
12.6 Fees and Expenses	25
12.7 Payment of Statutory Fees	25
12.8 Amendment or Modification of the Plan	25
12.9 Revocation or Withdrawal of the Plan	25
12.10 Binding Effect	25
12.11 Notices	26
12.12 Governing Law	26
12.13 Withholding and Reporting Requirements	27
12.14 Exhibits/Schedules	27
12.15 Subrogation Rights	27

 ii

     Arthur Kill Power LLC, a Delaware limited liability company, Astoria Gas Turbine Power LLC, a Delaware limited liability company, Berrians I Gas Turbine Power LLC, a Delaware limited liability company, Big Cajun II Unit 4 LLC, a Delaware limited liability company, Connecticut Jet Power LLC, a Delaware limited liability company, Devon Power LLC, a Delaware limited liability company, Dunkirk Power LLC, a Delaware limited liability company, Huntley Power LLC, a Delaware limited liability company, Louisiana Generating LLC, a Delaware limited liability company, Middletown Power LLC, a Delaware limited liability company, Montville Power LLC, a Delaware limited liability company, Northeast Generation Holding LLC, a Delaware limited liability company, Norwalk Power LLC, a Delaware limited liability company, NRG Central U.S. LLC, a Delaware limited liability company, NRG Eastern LLC, a Delaware limited liability company, NRG New Roads Holdings LLC, a Delaware limited liability company, NRG Northeast Generating LLC, a Delaware limited liability company, NRG South Central Generating LLC, a Delaware limited liability company, Oswego Harbor Power LLC, a Delaware limited liability company, Somerset Power LLC, a Delaware limited liability company and South Central Generation Holding LLC, a Delaware limited liability company, as debtors and debtors-in-possession, propose the following joint plan of reorganization for the Debtors under section
1121(a) of the Bankruptcy Code.

ARTICLE I.
DEFINITIONS AND CONSTRUCTION OF TERMS

1.1 Definitions.

     Administrative Expense Claims means all Claims against the Debtors constituting a cost or expense of administration of the Chapter 11 Case under sections 503(b) and 507(a)(1) of the Bankruptcy Code, including all actual and necessary costs and expenses of preserving the estates of the Debtors, all actual and necessary costs and expenses of operating the business of the Debtors, any indebtedness or obligations incurred or assumed by the Debtors in connection with the conduct of their businesses, all cure amounts owed in respect of executory contracts and unexpired leases assumed by the Debtors to the extent that the same are not paid or discharged in the context of a sale or disposal of assets, all Professional Compensation and Reimbursement Claims to the extent allowed under sections 330 or 503 of the Bankruptcy Code, the Indenture Trustee Fee and any fees or charges assessed against the Estates under section 1930 of chapter 123 of title 28 of the United States Code.

     Affiliate has the meaning set forth in section 101(2) of the Bankruptcy Code.

     Allowed means, with reference to any Claim against or Equity Interest in the Debtors, (i) any Claim which has been listed by the Debtors in the Debtors’ Bankruptcy Schedules, as such Schedules may be amended by the Debtors from time to time in accordance with Bankruptcy Rule 1009, as liquidated in amount and not disputed or contingent, and for which no contrary proof of Claim or objection to claim has been timely filed; (ii) any Claim or Equity Interest allowed hereunder; (iii) any Claim, or portion thereof, or Equity Interest which is not Disputed; (iv) any Claim or Equity Interest that is compromised, settled or otherwise resolved pursuant to a Final Order of the Bankruptcy Court or under the Plan; or (v) any Claim or Equity Interest which, if Disputed, has been allowed by Final Order or ceased to be Disputed; provided, however, that Claims allowed solely for the purpose of voting to accept or reject the Plan pursuant to an order of the Bankruptcy Court shall not be considered an Allowed Claim hereunder. Unless otherwise specified herein or by order of the Bankruptcy Court, an Allowed Administrative Expense Claim or Allowed Claim shall not, for any purpose under the Plan, include interest on such Administrative Expense Claim or Claim from and after the Petition Date.

     Amended and Restated Certificate of Formation shall have the meaning set forth in Section 7.3 of the Plan.

     Bankruptcy Code means title 11 of the United States Code, as amended from time to time.

     Bankruptcy Court means the United States District Court for the Southern District of New York having jurisdiction over the Chapter 11 Case and, to the extent of any reference under section 157 of title 28 of the United States Code, the Bankruptcy Court unit of such District Court, or any court having competent jurisdiction to hear appeals or certiorari petitions therefrom, or any successor thereto that may be established by an act of Congress or otherwise, and that has competent jurisdiction over the Chapter 11 Case.

     Bankruptcy Rules means the Federal Rules of Bankruptcy Procedure as promulgated by the United States Supreme Court under section 2075 of title 28 of the United States Code, as amended from time to time, and any Local Rules of the Bankruptcy Court, as amended from time to time, as applicable to the Chapter 11 Case.

     Bar Date means with respect to nongovernmental Claims against the Debtors, August 7, 2003, or with respect to governmental Claims against the Debtors November 10, 2003, or any other bar date for the filing of Claims established by a separate order of the Bankruptcy Court in connection with the Chapter 11 Case.

     Berrians Equity Interests means any share of common stock or other instrument evidencing an ownership interest in Berrians I Gas Turbine Power LLC, whether or not transferable, and any option, warrant or other right, contractual or otherwise, to acquire any such interest or any legal, equitable, or contractual Claim arising therefrom, including Claims arising from rescission of the purchase or sale of a Berrians Equity Interest, for damages arising from the purchase or sale of a Berrians Equity Interest, or for reimbursement or contribution on account of such Claim.

     Berrians General Unsecured Claims means any General Unsecured Claim against Berrians I Gas Turbine Power LLC.

     Berrians Secured Claims means any Secured Claim against Berrians I Gas Turbine Power LLC.

     Business Day means any day other than a Saturday, a Sunday or any other day on which commercial banks in the State of New York are required or authorized to close by law or executive order.

     Cash means legal tender of the United States of America.

     Cause of Action means all actions, causes of action, liabilities, obligations, rights, suits, damages, judgments, remedies, demands, setoffs, defenses, recoupments, crossclaims, counterclaims, third-party claims, indemnity claims, contribution claims or any other claims whatsoever, whether known or unknown, matured or unmatured, fixed or contingent, liquidated or unliquidated, disputed or undisputed, suspected or unsuspected, foreseen or unforeseen, direct or indirect, choate or inchoate, existing or hereafter arising, in law, equity or otherwise, based in whole or in part upon any act or omission or other event occurring prior to the Petition Date or during the course of the Chapter 11 Case, including through the Effective Date.

     Chapter 11 Case means, collectively, the cases under chapter 11 of the Bankruptcy Code commenced by the Debtors in the Bankruptcy Court on May 14, 2003 and administratively consolidated under chapter 11 Case No. 03-13024 (PCB).

     Claim has the meaning set forth in section 101(5) of the Bankruptcy Code.

     Claims Objection Deadline means the deadline for filing objections to Claims, which is the date ninety (90) days after the Effective Date (subject to being extended by the Bankruptcy Court upon a motion of the Debtors with notice and a hearing).

     Class means a category of holders of Claims against or Equity Interests in the Debtors as set forth in Article III hereof.

     Clerk means the clerk of the Bankruptcy Court.

     Commitment Letter means that certain Commitment Letter, dated as of August 19, 2003, among NRG Energy, Inc., NRG Northeast Generating LLC, NRG South Central Generating LLC, NRG Mid-Atlantic Generating LLC, CSFB, Lehman Brothers and LCPI.

     Committee means the official committee of unsecured creditors appointed by the United States Trustee on May 21, 2003 pursuant to section 1102 of the Bankruptcy Code.

     Confirmation Date means the date on which the Clerk enters the Confirmation Order on the Bankruptcy Court’s docket.

     Confirmation Hearing means the hearing held by the Bankruptcy Court to consider confirmation of the Plan pursuant to section 1129 of the Bankruptcy Code, as such hearing may be adjourned or continued from time to time.

     Confirmation Order means the order of the Bankruptcy Court confirming the Plan pursuant to section 1129 of the Bankruptcy Code.

     CSFB means Credit Suisse First Boston, as bank arranger and bridge arranger under the Commitment Letter, and Credit Suisse First Boston LLC, as placement agent under the Engagement Letter.

     Debtors means the Northeast Debtors and the South Central Debtors.

     Debtors’ Bankruptcy Schedules means the schedules of assets and liabilities, schedules of current income and expenditures, schedules of executory contracts and unexpired leases, and statements of financial affairs filed in this Chapter 11 Case by the Debtors pursuant to section 521 of the Bankruptcy Code and Bankruptcy Rule 1007, as amended from time to time.

     DIP Agreement means that certain Senior Secured, Super-Priority Debtor-in-Possession Credit Agreement, dated as of May 14, 2003, among Arthur Kill Power LLC, Astoria Gas Turbine Power LLC, Berrians I Gas Turbine Power LLC, Connecticut Jet Power LLC, Devon Power LLC, Dunkirk Power LLC, Huntley Power LLC, Middletown Power LLC, Montville Power LLC, Norwalk Power LLC, NRG Northeast Generating LLC, Oswego Harbor Power LLC and Somerset Power LLC, as Borrowers, other signatories, as credit parties, other signatories, as lenders, General Electric Capital Corporation, as agent and lender, and GECC Capital Markets Group, Inc., as lead arranger.

     DIP Claims means all Claims arising under the DIP Agreement.

     Disbursing Agent means any Entity in its capacity as a disbursing agent under Section 5.1(a) of the Plan.

     Disclosure Statement means, in the event that the Court requires the Debtors to file a disclosure statement, the Disclosure Statement for the Plan of Reorganization under Chapter 11 of the Bankruptcy Code for the Debtors, including all exhibits, supplements, appendices and schedules thereto.

     Disputed means, with respect to any Claim or Equity Interest, any Claim or Equity Interest to which the Debtors or any other party in interest has interposed a timely objection or request for estimation in accordance with the Bankruptcy Code and the Bankruptcy Rules or is otherwise disputed by the Debtors in accordance with applicable law, which objection, request for estimation or dispute has not been settled, waived, withdrawn or determined by a Final Order. A Claim that is Disputed by the Debtors as to its amount only shall be deemed Allowed in the amount the Debtors admit owing, if any, and Disputed as to the excess.

     Distribution Record Date means five (5) Business Days prior to the Effective Date.

     District Court means the United States District Court for the Southern District of New York.

     Effective Date means the date on which the conditions specified in Section 9.2 of the Plan have been satisfied or waived pursuant to Section 9.4 hereof.

     Engagement Letter means that certain Engagement Letter, dated as of August 19, 2003, among NRG Energy, Inc., NRG Northeast Generating LLC, NRG South Central Generating LLC, NRG Mid-Atlantic Generating LLC, CSFB and Lehman Brothers.

     Entity has the meaning set forth in section 101(15) of the Bankruptcy Code.

     Equity Interest means any share of common stock or other instrument evidencing an ownership interest in an entity, whether or not transferable, and any option, warrant or other right, contractual or otherwise, to acquire any such interest or any legal, equitable, or contractual Claim arising therefrom, including Claims arising from rescission of the purchase or sale of an Equity Interest, for damages arising from the purchase or sale of an Equity Interest, or for reimbursement or contribution on account of such Claim.

     Fee Letter means that certain Fee Letter, dated as of August 19, 2003, among NRG Energy, Inc., NRG Northeast Generating LLC, NRG South Central Generating LLC, NRG Mid-Atlantic Generating LLC, CSFB, Lehman Brothers and LCPI.

     Final Order means an order or judgment of the Bankruptcy Court as entered on the docket in the Chapter 11 Case that has not been reversed, stayed, modified or amended, and as to which the time to appeal or seek certiorari has expired and no appeal or petition for certiorari has been timely taken, or as to which any appeal that has been taken or any petition for certiorari that has been timely filed has been resolved by the highest court to which the order or judgment was appealed from or from which certiorari was sought.

     GECC means General Electric Capital Corporation, as agent under the DIP Agreement.

     General Unsecured Claims means any unsecured claim not included in any other Class including (a) Claims against the Debtors arising from the rejection of executory contracts and unexpired leases as defined in section 365 of the Bankruptcy Code; (b) Claims against the Debtors relating to prepetition litigation (other than any Securities Litigation Claim); and (c) Claims against the Debtors by the Debtors’ vendors, suppliers and service providers.

     Governmental Entity has the meaning set forth for a governmental unit in section 101(27) of the Bankruptcy Code.

     Global Steering Committee means the Global Steering Committee of bank lenders of NRG Energy, Inc.

     Impaired means any Class of Claims against or Equity Interests in the Debtors that is impaired within the meaning of section 1124 of the Bankruptcy Code.

     Indenture Trustee means, collectively, (i) HSBC Bank USA, as trustee pursuant to the Northeast Indenture (including any predecessor or successor trustees) and (ii) HSBC Bank USA, as bond trustee (including any predecessor or successor bond trustees) and JPMorgan Chase Bank, as depository bank (including any predecessor or successor depository banks) pursuant to the South Central Indenture.

     Indenture Trustee Charging Lien means any Lien or other priority in payment arising prior to the Effective Date to which the Indenture Trustee is entitled, pursuant to the Northeast Indenture and the South Central Indenture, against distributions to be made to holders of Northeast Series A Bond Claims, Northeast Series B Bond Claims, Northeast Series C Bond Claims, South Central Series A Bond Claims and South Central Series B Bond Claims for payment of any Indenture Trustee Fee.

     Indenture Trustee Fee means the reasonable compensation, fees, expenses, disbursements and indemnity claims, including, without limitation, attorneys’ and agents’ fees, expenses and disbursements, incurred by the Indenture Trustee, whether prior to or after the Petition Date.

     LCPI means Lehman Commercial Paper Inc., as bank arranger and bridge arranger under the Commitment Letter.

     Lehman Brothers means Lehman Brothers Inc., as bank arranger and bridge arranger under the Commitment Letter.

     Lien has the meaning set forth in section 101(37) of the Bankruptcy Code.

     Northeast Bondholders means the holders of the Northeast Series A Bonds, the Northeast Series B Bonds and the Northeast Series C Bonds.

     Northeast Bondholders Committee means the informal committee of Northeast Bondholders.

     Northeast Debtors means Arthur Kill Power LLC, Astoria Gas Turbine Power LLC, Connecticut Jet Power LLC, Devon Power LLC, Dunkirk Power LLC, Huntley Power LLC, Middletown Power LLC, Montville Power LLC, Northeast Generation Holding LLC, Norwalk Power LLC, NRG Eastern LLC, NRG Northeast Generating LLC, Oswego Harbor Power LLC and Somerset Power LLC.

     Northeast Equity Interests means any share of common stock or other instrument evidencing an ownership interest in the Northeast Debtors, whether or not transferable, and any option, warrant or other right, contractual or otherwise, to acquire any such interest or any legal, equitable, or contractual Claim arising therefrom, including Claims arising from rescission of the purchase or sale of a Northeast Equity Interest, for damages arising from the purchase or sale of a Northeast Equity Interest, or for reimbursement or contribution on account of such Claim.

     Northeast General Unsecured Claims means any General Unsecured Claim against the Northeast Debtors.

     Northeast Indenture means that certain Indenture and that certain First Supplemental Indenture, each dated as of February 22, 2000, each among NRG Northeast Generating LLC, as issuer, certain guarantors and HSBC Bank USA, as successor to The Chase Manhattan Bank, as trustee.

     Northeast Series A Bond Claim means a Claim against the Northeast Debtors on account of the Northeast Series A Bonds.

     Northeast Series A Bonds means the $320,000,000 of 8.065% Series A Senior Secured Bonds due 2004 that were issued under the Northeast Indenture.

     Northeast Series B Bond Claim means a Claim against the Northeast Debtors on account of the Northeast Series B Bonds.

     Northeast Series B Bonds means the $130,000,000 of 8.842% Series B Senior Secured Bonds due 2015 that were issued under the Northeast Indenture.

     Northeast Series C Bond Claim means a Claim against the Northeast Debtors on account of the Northeast Series C Bonds.

     Northeast Series C Bonds means the $300,000,000 of 9.292% Series C Senior Secured Bonds due 2024 that were issued under the Northeast Indenture.

     Person has the meaning set forth in section 101(41) of the Bankruptcy Code.

     Petition Date means May 14, 2003, the date on which the order for relief was entered with respect to the Chapter 11 Case.

     Plan means the Plan of Reorganization under chapter 11 of the Bankruptcy Code for the Debtors, dated as of October 29, 2003, including all exhibits, supplements, appendices and schedules thereto filed with the Bankruptcy Court, either in their present form or as the same may be altered, amended or modified from time to time.

     Plan Documents means the documents and the attachments, exhibits and schedules thereto, which aid in effectuating the Plan.

     Plan Schedules means the schedules to the Plan in the form filed as a Plan Document.

     Post-Petition Interest shall mean accrued and unpaid interest from and after the Petition Date through the Effective Date.

     Prime Rate shall mean the rate of interest per annum publicly announced from time to time by JPMorgan Chase Bank as its prime rate in effect at its principal office in New York City (the Prime Rate not being intended to be the lowest rate of interest charged by JPMorgan Chase Bank in connection with extensions of credit to debtors).

     Priority Claim means either a Priority Non-Tax Claim or a Priority Tax Claim.

     Priority Non-Tax Claim means any Claim other than an Administrative Claim or a Priority Tax Claim entitled to a priority in right of payment under section 507(a) of the Bankruptcy Code, whether or not such Claim is listed on the Plan Schedules or evidenced by a filed proof of Claim.

     Priority Tax Claims means all Claims against the Debtors for taxes entitled to priority in payment under section 507(a)(8) of the Bankruptcy Code.

     Professional Compensation and Reimbursement Claims means all Administrative Expense Claims for the compensation of Professional Persons and reimbursement of expenses incurred by such Professional Persons (to the extent allowed under sections 330 or 503 of the Bankruptcy Code) through the Confirmation Date.

     Professional Person means a Person retained or to be compensated pursuant to sections 327, 328, 330, 503(b), or 1103 of the Bankruptcy Code.

     Reorganized Debtors means the Debtors, or any successor or successors thereto by merger, consolidation or otherwise, on and after the Effective Date.

     Secured Claim means all Claims against the Debtors, to the extent reflected in the Debtors’ Bankruptcy Schedules or a proof of Claim as a Secured Claim, which are secured by a Lien on Collateral but only to the extent of the value of such Collateral, as determined in accordance with section 506(a) of the Bankruptcy Code, and, in the event that such Claim is subject to a permissible setoff under section 553 of the Bankruptcy Code, to the extent of such permissible setoff.

     Securities Act means the Securities Act of 1933, as amended.

     South Central Bondholders means the holders of the South Central Series A Bonds and the South Central Series B Bonds.

     South Central Bondholders Committee means the informal committee of South Central Bondholders.

     South Central Debtors mean Big Cajun II Unit 4 LLC, Louisiana Generating LLC, NRG South Central Generating LLC, South Central Generation Holding LLC, NRG Central U.S. LLC and NRG New Roads Holdings LLC.

     South Central Equity Interests means any share of common stock or other instrument evidencing an ownership interest in the South Central Debtors, whether or not transferable, and any option, warrant or other right, contractual or otherwise, to acquire any such interest or any legal, equitable, or contractual Claim arising therefrom, including Claims arising from rescission of the purchase or sale of an South Central Equity Interest, for damages arising from the purchase or sale of a South Central Equity Interest, or for reimbursement or contribution on account of such Claim.

     South Central General Unsecured Claims means any General Unsecured Claim against the South Central Debtors.

     South Central Indenture means that certain Trust Indenture, dated as of March 30, 2000, among NRG South Central Generating LLC, as issuer, Louisiana Generating LLC, as guarantor, HSBC Bank USA, as successor to JPMorgan Chase Bank, as bond trustee and JPMorgan Chase Bank, as depository bank.

     South Central Series A Bond Claim means a Claim against the South Central Debtors on account of the South Central Series A Bonds.

     South Central Series A Bonds means the $500.0 million of 8.962% Series A Senior Secured Bonds due 2016 that were issued under the South Central Indenture.

     South Central Series B Bond Claim means a Claim against the South Central Debtors on account of the South Central Series B Bonds.

     South Central Series B Bonds means the $300.0 million of 9.479% Series B Senior Secured Bonds due 2024 that were issued under the South Central Indenture.

     Tax Rate means simple interest accruing from the Effective Date at 6% per annum or such other rate as the Bankruptcy Court may determine at the Confirmation Hearing is appropriate.

     Unimpaired means any Class of Claims or Equity Interests that is not Impaired.

1.2 Interpretation; Application of Definitions and Rules of Construction.

Wherever from the context it appears appropriate, each term stated in either the singular or the plural shall include both the singular and the plural, and pronouns stated in the masculine, feminine or neuter gender shall include the masculine, feminine and neuter. Unless otherwise specified herein, all section, article, schedule or exhibit references in the Plan are to the respective Section in, Article of, Schedule to, or Exhibit to, the Plan. The words “herein,” “hereof,” “hereto,” “hereunder,” and other words of similar import refer to the Plan as a whole and not to any particular section, subsection or clause contained in the Plan. The rules of construction contained in section 102 of the Bankruptcy Code shall apply to the construction of the Plan. A term used herein that is not defined herein, but that is used in the Bankruptcy Code, shall have the meaning ascribed to that term in the Bankruptcy Code. The headings in the Plan are for convenience of reference only and shall not limit or otherwise affect the provisions of the Plan.

ARTICLE II.
TREATMENT OF ADMINISTRATIVE EXPENSE CLAIMS AND PRIORITY TAX CLAIMS

2.1 Administrative Expense Claims.

Except as otherwise provided herein, or to the extent that any Entity entitled to payment of any Allowed Administrative Expense Claim agrees to a less favorable treatment, each holder of an Allowed Administrative Expense Claim shall receive Cash in an amount equal to such Allowed Administrative Expense Claim on the later of the Effective Date and the date such Administrative Expense Claim becomes an Allowed Administrative Expense Claim, or as soon as practicable thereafter, or on such other date as may be ordered by the Bankruptcy Court; provided, however, that Allowed Administrative Expense Claims representing liabilities incurred in the ordinary course of business by the Debtors shall be paid in full and performed by the Debtors in the ordinary course of business in accordance with the terms and subject to the conditions of any agreements governing, instruments evidencing or other documents relating to such transactions. Notwithstanding the above, each holder of an Allowed DIP Claim shall receive Cash in an amount equal to such Allowed DIP Claim on the Effective Date.

2.2 Priority Claims.

Except to the extent that a holder of an Allowed Priority Claim has been paid by the Debtors prior to the Effective Date or agrees to a different treatment, each holder of an Allowed Priority Claim shall receive, in full and complete settlement, satisfaction and discharge of its Allowed Priority Claim, including Post-Petition Interest (if applicable), Cash in an amount equal to such Allowed Priority Claim on the later of the Effective Date and the date such Priority Claim becomes an Allowed Priority Claim, or as soon as practicable thereafter or on such other date as may be ordered by the Bankruptcy Court. Any Post-Petition Interest that is payable in respect of a Priority Tax Claim shall be calculated at the applicable Tax Rate.

2.3 Professional Compensation and Reimbursement Claims; Fee Applications.The holders of Professional Compensation and Reimbursement Claims shall file their respective final applications for allowances of compensation for services rendered and reimbursement of expenses incurred through the Confirmation Date by no later than the date that is forty-five (45) days after the Effective Date, or such other date as may be fixed by the Bankruptcy Court. If granted by the Bankruptcy Court, such award shall be paid in full in such amounts as are Allowed by the Bankruptcy Court either (a) on the date such Professional Compensation and Reimbursement Claim becomes an Allowed Professional Compensation and Reimbursement Claim, or as soon as practicable thereafter, or (b) upon such other terms as may be mutually agreed upon between such holder of an Allowed Professional Compensation and Reimbursement Claim and the Debtors. The failure to timely file a Fee Application shall result in the Professional Compensation and Reimbursement Claim being forever barred and discharged.

2.4 Administrative Claims Bar Date.

The Confirmation Order will establish an Administrative Claims Bar Date for filing of all Administrative Claims other than Professional Compensation and Reimbursement Claims, which date will be forty-five (45) days after the Effective Date. Holders of asserted Administrative Claims, other than Professional Compensation and Reimbursement Claims, must submit proofs of Administrative Claim on or before such Administrative Claims Bar Date or forever be barred from doing so. A notice prepared by the Reorganized Debtors will set forth such date and constitute notice of this Administrative Claims Bar Date. The Debtors or Reorganized Debtors, as the case may be, shall have forty-five (45) days (or such longer period as may be allowed by order of the Bankruptcy Court) following the Administrative Claims Bar Date to review and object to such Administrative Claims before a hearing for determination of allowance of such Administrative Claims.

ARTICLE III.
CLASSIFICATION AND TREATMENT OF CLAIMS AND
EQUITY INTERESTS AND VOTING RIGHTS

3.1 Summary.

The categories of Claims and Equity Interests listed below classify Allowed Claims and Allowed Equity Interests as applicable for each Debtor for all purposes, including voting, confirmation, and distribution pursuant to the Plan. The charts set forth below are only intended as a summary description of the treatment of the described Claims and Equity Interests. Sections 3.2 through 3.16 hereof control to the extent of any inconsistency between the provisions thereof and the following summary.

Type of
Class	Claim/Equity Interest	Treatment	Voting Rights

Class 1A	Northeast Series A Bond Claims	Unimpaired. Each holder of an Allowed Claim in Class 1A will be paid in full in Cash on the Effective Date.	Deemed to Have Accepted
Class 1B	Northeast Series B Bond Claims	Unimpaired. Each holder of an Allowed Claim in Class 1B will be paid in full in Cash on the Effective Date.	Deemed to Have Accepted
Class 1C	Northeast Series C Bond Claims	Unimpaired. Each holder of an Allowed Claim in Class 1C will be paid in full in Cash on the Effective Date.	Deemed to Have Accepted

Type of
Class	Claim/Equity Interest	Treatment	Voting Rights

Class 2A	South Central Series A Bond Claims	Unimpaired. Each holder of an Allowed Claim in Class 2A will be paid in full in Cash on the Effective Date.	Deemed to Have Accepted
Class 2B	South Central Series B Bond Claims	Unimpaired. Each holder of an Allowed Claim in Class 2B will be paid in full in Cash on the Effective Date.	Deemed to Have Accepted
Class 3	Berrians Secured Claims	Unimpaired. Each holder of an Allowed Claim in Class 3 will be paid in full in Cash on the Effective Date.	Deemed to Have Accepted
Class 4	Northeast General Unsecured Claims	Unimpaired. Each holder of an Allowed Claim in Class 4 will receive, in the sole discretion of the Debtors, (i) Cash equal to the unpaid portion of such Allowed Northeast General Unsecured Claim, (ii) treatment that leaves unaltered the legal, equitable, and contractual rights to which such Northeast General Unsecured Claim entitles the holder of such Claim, (iii) treatment that otherwise renders such Northeast General Unsecured Claim unimpaired pursuant to section 1124 of the Bankruptcy Code or (iv) such other, less favorable treatment that shall be confirmed in writing as being acceptable to such holder and to the Debtors.	Deemed to Have Accepted
Class 5	South Central General Unsecured Claims	Unimpaired. Each holder of an Allowed Claim in Class 5 will receive, in the sole discretion of the Debtors, (i) Cash equal to the unpaid portion of such Allowed South Central General Unsecured Claim, (ii) treatment that leaves unaltered the legal, equitable, and contractual rights to which such South Central General Unsecured Claim entitles the holder of such Claim, (iii) treatment that otherwise renders such South Central General Unsecured Claim unimpaired pursuant to section 1124 of the Bankruptcy Code or (iv) such other, less favorable treatment that shall be confirmed in writing as being acceptable to such holder and to the Debtors.	Deemed to Have Accepted
Class 6	Berrians General Unsecured Claims	Unimpaired. Each holder of an Allowed Claim in Class 6 will receive, in the sole discretion of the Debtors, (i) Cash equal to the unpaid portion of such Allowed Berrians General Unsecured Claim, (ii) treatment that leaves unaltered the legal, equitable, and contractual rights to which such Berrians General Unsecured Claim entitles the holder of such Claim, (iii) treatment that otherwise renders such Berrians General Unsecured Claim unimpaired pursuant to section 1124 of the Bankruptcy Code or (iv) such other, less favorable treatment that shall be confirmed in writing as being acceptable to such holder and to the Debtors.	Deemed to Have Accepted
Class 7	Northeast Equity Interests	Unimpaired. Each holder of a Northeast Equity Interest shall retain such Northeast Equity Interest.	Deemed to Have Accepted

Type of
Class	Claim/Equity Interest	Treatment	Voting Rights

Class 8	South Central Equity Interests	Unimpaired. Each holder of a South Central Equity Interest shall retain such South Central Equity Interest.	Deemed to Have Accepted
Class 9	Berrians Equity Interests	Unimpaired. Each holder of a Berrians Equity Interest shall retain such Berrians Equity Interest.	Deemed to Have Accepted

3.2 Payment of Interest.

Allowed Claims shall include interest, fees and other charges accrued and unpaid during the period prior to the Petition Date and interest, fees and other charges accrued and unpaid from and after the Petition Date through the Effective Date. Interest after the Petition Date shall be calculated at the contract rate. If there is no contract rate, then interest after the Petition Date shall be calculated at the Prime Rate.

3.3 Impairment Controversies.

If a controversy arises as to whether any Claim or Equity Interest, or any Class of Claims or Class of Equity Interests, is impaired under the Plan, the Bankruptcy Court shall, after notice and a hearing, determine such controversy.

3.4 Class 1A — Northeast Series A Bond Claims.

(a) Distributions.

On the Effective Date, each holder of an Allowed Northeast Series A Bond Claim will receive Cash in an amount equal to the Allowed Amount of its Claim.

(b) Impairment and Voting.

Class 1A is unimpaired under the Plan. Each holder of an Allowed Northeast Series A Bond Claim is conclusively presumed to have accepted the Plan and is not entitled to vote to accept or reject the Plan.

3.5 Class 1B — Northeast Series B Bond Claims.

(a) Distributions.

On the Effective Date, each holder of an Allowed Northeast Series B Bond Claim will receive Cash in an amount equal to the Allowed Amount of its Claim.

(b) Impairment and Voting.

Class 1B is unimpaired under the Plan. Each holder of an Allowed Northeast Series B Bond Claim is conclusively presumed to have accepted the Plan and is not entitled to vote to accept or reject the Plan.

3.6 Class 1C — Northeast Series C Bond Claims.

(a) Distributions.

On the Effective Date, each holder of an Allowed Northeast Series C Bond Claim will receive Cash in an amount equal to the Allowed Amount of its Claim.

(b) Impairment and Voting.

Class 1C is unimpaired under the Plan. Each holder of an Allowed Northeast Series C Bond Claim is conclusively presumed to have accepted the Plan and is not entitled to vote to accept or reject the Plan.

3.7 Class 2A — South Central Series A Bond Claims.

(a) Distributions.

On the Effective Date, each holder of an Allowed South Central Series A Bond Claim will receive Cash in an amount equal to the Allowed Amount of its Claim.

(b) Impairment and Voting.

Class 2A is unimpaired under the Plan. Each holder of an Allowed South Central Series A Bond Claim is conclusively presumed to have accepted the Plan and is not entitled to vote to accept or reject the Plan.

3.8 Class 2B — South Central Series B Bond Claims.

(a) Distributions.

On the Effective Date, each holder of an Allowed South Central Series B Bond Claim will receive Cash in an amount equal to the Allowed Amount of its Claim.

(b) Impairment and Voting.

Class 2B is unimpaired under the Plan. Each holder of an Allowed South Central Series B Bond Claim is conclusively presumed to have accepted the Plan and is not entitled to vote to accept or reject the Plan.

3.9 Class 3 — Berrians Secured Claims.

(a) Distributions.

On the Effective Date, each holder of an Allowed Berrians Secured Claim will receive Cash in an amount equal to the Allowed Amount of its Claim.

(b) Impairment and Voting.

Class 3 is unimpaired under the Plan. Each holder of an Allowed Berrians Secured Claim is conclusively presumed to have accepted the Plan and is not entitled to vote to accept or reject the Plan.

3.10 Class 4 — Northeast General Unsecured Claims.

(a) Distributions.

On the Effective Date, each holder of an Allowed Northeast General Unsecured Claim will receive, in the sole discretion of the Debtors, (i) Cash equal to the unpaid portion of such Allowed Northeast General Unsecured Claim, (ii) treatment that leaves unaltered the legal, equitable, and contractual rights to which such Northeast General Unsecured Claim entitles the holder of such Claim, (iii) treatment that otherwise renders such Northeast General Unsecured Claim unimpaired pursuant to section 1124 of the Bankruptcy Code or (iv) such other, less favorable treatment that shall be confirmed in writing as being acceptable to such holder and to the Debtors.

(b) Impairment and Voting.

Class 4 is unimpaired under the Plan. Each holder of an Allowed Northeast General Unsecured Claim is conclusively presumed to have accepted the Plan and is not entitled to vote to accept or reject the Plan.

3.11 Class 5 — South Central General Unsecured Claims.

(a) Distributions.

On the Effective Date, each Allowed South Central General Unsecured Claim will receive, in the sole discretion of the Debtors, (i) Cash equal to the unpaid portion of such Allowed South Central General Unsecured Claim, (ii) treatment that leaves unaltered the legal, equitable, and contractual rights to which such South Central General Unsecured Claim entitles the holder of such Claim, (iii) treatment that otherwise renders such South Central General Unsecured Claim unimpaired pursuant to section 1124 of the Bankruptcy Code or (iv) such other, less favorable treatment that shall be confirmed in writing as being acceptable to such holder and to the Debtors.

(b) Impairment and Voting.

Class 5 is unimpaired under the Plan. Each holder of an Allowed South Central General Unsecured Claim is conclusively presumed to have accepted the Plan and is not entitled to vote to accept or reject the Plan.

3.12 Class 6 — Berrians General Unsecured Claims.

(a) Distributions.

On the Effective Date, each Allowed Berrians General Unsecured Claim will receive, in the sole discretion of the Debtors, (i) Cash equal to the unpaid portion of such Allowed Berrians General Unsecured Claim, (ii) treatment that leaves unaltered the legal, equitable, and contractual rights to which such Berrians General Unsecured Claim entitles the holder of such Claim, (iii) treatment that otherwise renders such Berrians General Unsecured Claim unimpaired pursuant to section 1124 of the Bankruptcy Code or (iv) such other, less favorable treatment that shall be confirmed in writing as being acceptable to such holder and to the Debtors.

(b) Impairment and Voting.

Class 6 is unimpaired under the Plan. Each holder of an Allowed Berrians General Unsecured Claim is conclusively presumed to have accepted the Plan and is not entitled to vote to accept or reject the Plan.

3.13 Class 7 — Northeast Equity Interests.

(a) Distributions.

On the Effective Date, each holder of a Northeast Equity Interest will retain such Northeast Equity Interest.

(b) Impairment and Voting.

Class 7 is unimpaired under the Plan. Each holder of a Northeast Equity Interest is conclusively presumed to have accepted the Plan and is not entitled to vote to accept or reject the Plan.

3.14 Class 8 — South Central Equity Interests.

(a) Distributions.

On the Effective Date, each holder of a South Central Equity Interest will retain such South Central Equity Interest.

(b) Impairment and Voting.

Class 8 is unimpaired under the Plan. Each holder of a South Central Equity Interest is conclusively presumed to have accepted the Plan and is not entitled to vote to accept or reject the Plan.

3.15 Class 9 — Berrians Equity Interests.

(a) Distributions.

On the Effective Date, each holder of a Berrians Equity Interest will retain such Berrians Equity Interest.

(b) Impairment and Voting.

Class 9 is unimpaired under the Plan. Each holder of a Berrians Equity Interest is conclusively presumed to have accepted the Plan and is not entitled to vote to accept or reject the Plan.

ARTICLE IV.
PROVISIONS REGARDING VOTING OF CLAIMS AND EQUITY INTERESTS

4.1 Voting of Claims and Equity Interests.

All of the Classes of Claims and Equity Interests are unimpaired and conclusively presumed to have accepted the Plan. As a result, the Debtors shall not solicit any votes to accept or reject the Plan.

4.2 Procedural Consolidation.

The Plan is premised upon the procedural consolidation of the Debtors solely for purposes of actions associated with the confirmation and consummation of the Plan, including for purposes of confirmation and distribution, including for purposes of determining whether the requirements of 1129(a)(8) have been satisfied. The procedural consolidation contemplated by the Plan shall not affect any substantive rights or obligations of any of the creditors. Except as otherwise set forth herein, the Plan does not contemplate the merger or dissolution of any Debtor or the transfer or commingling of any asset of any Debtor.

ARTICLE V.
DISTRIBUTIONS UNDER THE PLAN AND TREATMENT OF DISPUTED, CONTINGENT AND
UNLIQUIDATED ADMINISTRATIVE EXPENSE CLAIMS, CLAIMS AND EQUITY INTERESTS

5.1 Method of Distributions Under the Plan.

(a) Disbursing Agent.

All distributions under the Plan shall be made by the Debtors as Disbursing Agents or such other Entity designated by the Debtors as Disbursing Agent. A Disbursing Agent shall not be required to provide any bond, surety or other security for the performance of its duties, unless otherwise ordered by the Bankruptcy Court; and, in the event that a Disbursing Agent is so otherwise ordered, all costs and expenses of procuring any such bond, surety or other security shall be borne by the Debtors.

(b) Distributions to Holders as of the Distribution Record Date.

     (i) Subject to Bankruptcy Rule 9010, all distributions under the Plan shall be made (A) to the holder of each Allowed Claim or Equity Interest at the address of such holder as listed on the Debtors’ Bankruptcy Schedules as of the Distribution Record Date, unless the Debtors have been notified in writing of a change of address, including by the filing of a timely proof of Claim by such holder that provides an address for such holder different from the address reflected on the Debtors’ Bankruptcy Schedules, or (B) pursuant to the terms of a particular indenture of the Debtors or in accordance with other written instructions of a trustee under such indenture. All distributions to be made under the Plan to holders of Northeast Series A Bond Claims, Northeast Series B Bond Claims, Northeast Series C Bond Claims, South Central Series A Bond Claims and South Central Series B Bond Claims shall be made to the Indenture Trustee, which, subject to the right of the Indenture Trustee to assert the Indenture Trustee Charging Lien against such distributions, shall transmit the distributions to the holders of such Northeast Series A Bond Claims, Northeast Series B Bond Claims, Northeast Series C Bond Claims, South Central Series A Bond Claims and South Central Series B Bond Claims.

     (ii) As of the close of business on the Distribution Record Date, the Claims register shall be closed and there shall be no further changes in the record holder of any Claim or Equity Interest. The Debtors and the Indenture Trustee shall have no obligation to recognize any transfer of any Claim. The Debtors and the Indenture Trustee shall instead be authorized and entitled to recognize and deal for all purposes of the Plan with only those record holders stated on the claims register as of the close of business on the Distribution Record Date.

(c) Distributions of Cash.

Any payment of Cash made by the Debtors pursuant to the Plan shall, at the Debtors’ option, be made to the appropriate trustees or other creditors for distribution by check drawn on a domestic bank or wire transfer.

(d) Timing of Distributions.

Payments and distributions to holders of Allowed Claims and Equity Interests shall be made on the Effective Date or as soon as practicable thereafter. Any payment or distribution required to be made under the Plan on a day other than a Business Day shall be made on the next succeeding Business Day.

(e) Allocation of Plan Distributions.

All distributions in respect of Allowed Claims shall be allocated first to the portion of such Claims representing interest (as determined for federal income tax purposes), second to the original principal amount of such Claims (as determined for federal income tax purposes), and any excess to the remaining portion of such Claims.

(f) Minimum Distributions.

No payment of Cash less than one hundred U.S. dollars ($100.00) shall be made by the Debtors to any holder of a Claim unless a request therefor is made in writing to the Debtors.

(g) Unclaimed Distributions.

All distributions under the Plan that are unclaimed for a period of one (1) year after distribution thereof shall be deemed unclaimed property under section 347(b) of the Bankruptcy Code and vested in the Reorganized Debtors and any entitlement of any holder of any Claim or Equity Interest to such distributions shall be extinguished and forever barred.

5.2 Objections to and Resolution of Administrative Expense Claims and Claims.

Except as to applications for allowance of compensation and reimbursement of Professional Compensation and Reimbursement Claims under sections 330 and 503 of the Bankruptcy Code, the Reorganized Debtors shall, on and after the Effective Date, have the exclusive right to make and file objections to Administrative Expense Claims. Except as to applications for allowance of compensation and reimbursement of Professional Compensation and Reimbursement Claims under sections 330 and 503 of the Bankruptcy Code, on and after the Effective Date, the Reorganized Debtors shall have the authority to compromise, settle, otherwise resolve or withdraw any objections to Administrative Expense Claims and Claims and compromise, settle or otherwise resolve Disputed Administrative Expense Claims and Disputed Claims without the approval of the Bankruptcy Court. Unless otherwise ordered by the Bankruptcy Court, (a) all objections to Claims (except for Administrative Expense Claims) shall be served and filed upon the holder of the Claim as to which the objection is made (and, as applicable, upon the Debtors and the Committee) as soon as is practicable, but in no event later than the Effective Date, and (b) all objections to Administrative Expense Claims shall be served and filed upon the holder of the Administrative Expense Claim as to which the objection is made (and, as applicable, upon the Debtors or the Reorganized Debtors, as the case may be, and the Committee) as soon as is practicable, but in no event later than ninety (90) days after the Effective Date.

5.3 Payment of Other Fees.

(a) The Indenture Trustee Fee.

Notwithstanding any provision contained in this Plan to the contrary, the Indenture Trustee Fee shall be paid in full, in cash, on the Effective Date as an Administrative Expense Claim, without the need for application to, or approval of, any court. To the extent that the Indenture Trustee provides services related to distributions pursuant to the Plan, the Indenture Trustee shall receive from the Reorganized Debtors, without further court approval, reasonable compensation for such services and reimbursement of reasonable expenses incurred in connection with such services. These payments will be made on terms agreed to between the Indenture Trustee and the Reorganized Debtors. Upon payment in full of the Indenture Trustee Fee and any fees and expenses incurred for services performed in connection with distributions pursuant to the Plan, the Indenture Trustee shall be deemed to have released the Indenture Trustee Charging Lien.

(b) Other Fees.

Any reasonable unpaid fees and expenses accrued through the Effective Date (except for any unpaid fees and expenses previously disallowed by the Bankruptcy Court) of: (i) the South Central Bondholders Committee and the Northeast Bondholders Committee and (ii) GECC, shall be paid by the Debtors within ten (10) days after the Effective Date. Any such fees and expenses accruing after the Effective Date shall be payable as provided in the applicable agreement providing for such payment and without the need for any additional court order. The fees of CSFB, Lehman Brothers and LCPI shall be paid in accordance with the Fee Letter and without the need for any additional court order. Upon payment of such fees and expenses, such Persons shall be deemed to have released their Liens securing payment of their fees and expenses for all fees and expenses accrued through the Effective Date.

5.4 Cancellation of Existing Securities and Agreements.

Except as otherwise provided herein, on the Effective Date, the obligations of the Debtors and the Indenture Trustee, if applicable, under the promissory notes, bonds, debentures and all other debt instruments evidencing any Claim, including Administrative Expense Claims, DIP Claims, South Central Series A Bond Claims, South Central Series B Bond Claims, Northeast Series A Bond Claims, Northeast Series B Bond Claims and Northeast Series C Bond Claims, shall be deemed cancelled without further act or action under any applicable agreement, law, regulation, order or rule and the obligations of the Debtors and the Indenture Trustee, if applicable, under the agreements and indentures governing such Claims, as the case may be, shall be discharged. Holders of promissory notes, bonds, debentures and any and all other debt instruments evidencing any Claim shall not be required to surrender such instruments; provided, however, that certain notes, bonds, debentures and other debt instruments and the indentures and agreements applicable thereto, including, without limitation, the DIP Agreement, the Northeast Indenture and the South Central Indenture, shall continue in effect solely for the purposes of (a) allowing the holders of such notes, bonds, debentures and other debt instruments to receive their distributions hereunder, (b) allowing the trustees or agents under such indentures or agreements to make the distributions, if any, to be made on account of such notes, bonds, debentures and other debt instruments, and (c) permitting such trustee or agent, if applicable, to assert a charging Lien against any such distributions for payment of the trustee or agent fee under the relevant indentures or agreements.

ARTICLE VI.
EXECUTORY CONTRACTS AND UNEXPIRED LEASES

6.1 Assumption or Rejection of Executory Contracts and Unexpired Leases.

(a) General.

Pursuant to sections 365(a) and 1123(b)(2) of the Bankruptcy Code, all executory contracts and unexpired leases that exist between or among the Debtors and any Person or Governmental Entity shall be deemed assumed by the Debtors as of the Effective Date, except that any executory contract or unexpired lease shall be deemed rejected by the Debtors as of the Effective Date (i) that has been rejected pursuant to a Final Order entered prior to the Confirmation Date, (ii) as to which a motion for approval of the rejection of such executory contract or unexpired lease has been filed and served prior to the Confirmation Date that results in a Final Order or (iii) that is set forth in Exhibit A hereto; provided, however, that the Debtors reserve the right, on or prior to the conclusion of the confirmation hearing, to amend Exhibit A hereto so as to delete any executory contract or unexpired lease therefrom or add any executory contract or unexpired lease thereto, in which event such executory contract(s) or unexpired lease(s) shall be deemed to be assumed by the Debtors or rejected, as the case may be, as of the Effective Date. The Debtors will give notice of any such amendment to each counterparty to any executory contract the status of which is changed as a result of the amendment (i.e., any executory contract which is to be assumed or rejected as a result of the amendment). In the event that the counterparty opposes such proposed amendment, the Debtors will make all reasonable efforts to provide such counterparty a reasonable opportunity under the circumstances to object prior to the Confirmation Date. The listing of a document in Exhibit A hereto shall not constitute an admission by the Debtors that such document is an executory contract or an unexpired lease or that the Debtors have any liability thereunder. Each executory contract and unexpired lease listed or to be listed in Exhibit A hereto shall include any executory contract or unexpired lease appurtenant to the premises listed in Exhibit A hereto, including all easements, licenses, permits, rights, privileges, immunities, options, rights of first refusal, powers, uses, usufructs, reciprocal easement agreements or vault, tunnel or bridge agreements, and any other interests in real estate or rights in rem relating to such premises to the extent any of the foregoing are executory contracts or unexpired leases, unless any of the foregoing agreements previously have been assumed by the Debtors.

(b) Collective Bargaining Agreements.

All collective bargaining agreements, as modified and/or amended from time to time, shall be deemed automatically assumed in accordance with the provisions and requirements of sections 365 and 1123 of the Bankruptcy Code as of the Effective Date. The assumption of the collective bargaining agreements and the cure of any amounts owed under such agreements in the ordinary course by the Reorganized Debtors shall be in full satisfaction of all Claims and Interests arising under all previous collective bargaining agreements between the parties thereto or their predecessors-in-interest. Upon assumption, all proofs of claim filed by the Debtors’ unions will be deemed withdrawn, without prejudice to their pursuit in the ordinary course by the unions and/or individuals and payment or satisfaction in the ordinary course by the Reorganized Debtors of any obligations under the assumed collective bargaining agreements.

6.2 Approval of Assumption, Assumption and Assignment or Rejection of Executory Contracts and Unexpired Leases

Entry of the Confirmation Order shall, subject to and upon the occurrence of the Effective Date, constitute (a) the approval, pursuant to sections 365(a) and 1123(b)(2) of the Bankruptcy Code, of the assumption of the executory contracts and unexpired leases assumed pursuant to Section 6.1 hereof, (b) the extension of time, pursuant to section 365(d)(4) of the Bankruptcy Code, within which the Debtors may assume, assume and assign or reject the unexpired leases of non-residential property specified in Section 6.1 hereof through the date of entry of the Confirmation Order, and (c) the approval, pursuant to sections 365(a) and 1123(b)(2) of the Bankruptcy Code, of the rejection of the executory contracts and unexpired leases rejected pursuant to Section 6.1 hereof.

6.3 Cure of Defaults.

Except as may otherwise be agreed to by the parties, within thirty (30) days after the Effective Date, the Debtors shall cure any and all undisputed defaults under any executory contract or unexpired lease assumed, or assumed and assigned, by the Debtors pursuant to Section 6.1 hereof, in accordance with section 365(b)(1) of the Bankruptcy Code. All disputed defaults that are required to be cured shall be cured either within thirty (30) days of the entry of a Final Order determining the amount, if any, of the Debtors’ liability with respect thereto, or as may otherwise be agreed to by the parties.

6.4 Bar Date for Filing Proofs of Claim Relating to Executory Contracts and Unexpired Leases Rejected Pursuant to the Plan.

Claims arising out of the rejection of an executory contract or unexpired lease pursuant to Section 6.1 hereof must be properly filed in the Chapter 11 Case and served upon the Debtors no later than the later of the Bar Date or the date specified in the order of the Bankruptcy Court approving such rejection of such executory contract or unexpired lease. All such Claims not filed within such time shall be forever barred from assertion against the Debtors, its estates and its property.

6.5 Retiree Benefits.

Payments, if any, due to any Person for the purpose of providing or reimbursing payments for retired employees and their spouses and dependents for medical, surgical or hospital care benefits, or benefits in the event of sickness, accident, disability or death under any plan, fund or program (through the purchase of insurance or otherwise) maintained or established in whole or in part by the Debtors prior to the Petition Date shall be continued for the duration of the period the Debtors have obligated themselves to provide such benefits.

ARTICLE VII.
IMPLEMENTATION OF THE PLAN

7.1 Recapitalization

In order to fund the distributions to the holders of Allowed Claims in Classes 1A, 1B, 1C, 2A, 2B, 3, 4, 5 and 6, NRG Energy, Inc. and certain of its affiliates will borrow approximately $2.215 billion in accordance with the Commitment Letter, the Engagement Letter and the Fee Letter, subject to the terms of the definitive agreements with respect thereto. The Reorganized Debtors shall guarantee such borrowings. In addition, certain of the borrowings will be secured by liens and security interests in the assets of the Reorganized Debtors.

7.2 Continued Corporate Existence and Vesting of Assets in the Reorganized Debtors.

Except as otherwise provided herein, after the Effective Date, each of the respective Reorganized Debtors shall continue to exist in accordance with the applicable laws in the respective jurisdictions in which they are formed and pursuant to their respective certificates of formation in effect prior to the Effective Date, except to the extent that such certificates of formation are amended under this Plan. On and after the Effective Date, each of the Reorganized Debtors may operate their businesses and may use, acquire, and dispose of property and compromise or settle any claims without supervision of or approval by the Bankruptcy Court and free and clear of any restrictions of the Bankruptcy Code or the Bankruptcy Rules other than restrictions expressly imposed by the Plan or the Confirmation Order. Without limiting the foregoing, each of the Reorganized Debtors may pay the charges that it incurs on or after the Effective Date for professionals’ fees, disbursements, expenses or related support services without application to the Bankruptcy Court.

7.3 Corporate Governance, Directors, Officers, and Corporate Action.

(a) Certificates of Formation.

Effective on the Effective Date, each Reorganized Debtor’s certificate of formation shall be amended to be an Amended and Restated Certificate of Formation, and the existing certificates of formation shall be amended as necessary to satisfy the provisions of the Plan and the Bankruptcy Code. After the Effective Date, the Reorganized Debtors may amend and restate their respective certificates of formation as permitted by applicable law.

(b) Directors and Officers of Reorganized Debtors.

Subject to any requirement of the Bankruptcy Court approval pursuant to section 1129(a)(5) of the Bankruptcy Code, as of the Effective Date, the officers of Reorganized Debtors shall be identified to the Court prior to the Confirmation Hearing. On the Effective Date, the operation of the business of the Reorganized Debtors shall become the general responsibility of their respective boards of directors subject to, and in accordance with, their respective certificates of formation or other such organizational documents. Such directors shall be deemed elected or appointed, as the case may be, pursuant to the Confirmation Order but shall not take office and shall not be deemed to be elected or appointed until the Effective Date. Those directors and officers not continuing in office shall be deemed removed therefrom as of the Effective Date pursuant to the Confirmation Order.

(c) Corporate Action.

On the Effective Date, the adoption of the Amended and Restated Certificates of Formation and any necessary certificates of designation or similar constituent documents, the selection of members of the board of directors and officers for Reorganized Debtors, and all other actions contemplated by the Plan shall be authorized and approved in all respects (subject to the applicable provisions of the Plan). All matters provided for in the Plan involving the corporate structure of the Reorganized Debtors, and any corporate action required by the Debtors or Reorganized Debtors in connection with the Plan, shall be deemed to have occurred and shall be in effect pursuant to applicable state law without any requirement of further action by the holders of the Equity Interests in the Debtors, where applicable, or members of the boards of directors of the Reorganized Debtors. On the Effective Date, the appropriate officers of the Reorganized Debtors and members of the boards of directors of the Reorganized Debtors are authorized to issue, execute and deliver the agreements, documents, securities and instruments contemplated by the Plan in the name of and on behalf of the Reorganized Debtors.

(d) Compensation and Benefit Programs.

     (i) Except or to the extent previously assumed or rejected by an order of the Bankruptcy Court, on or before the Confirmation Date, all employee compensation and benefit programs of the Debtors as amended or modified, including programs subject to sections 1114 and 1129(a)(13) of the Bankruptcy Code, entered into before or after the Petition Date and not since terminated, shall be deemed to be, and shall be treated as though they are, executory contracts that are assumed except for executory contracts or plans as have previously been rejected, are the subject of a motion to reject or have been specifically waived by the beneficiaries of any plans or contracts; provided, however, that the Debtors may pay all retiree benefits as described in section 1114 of the Bankruptcy Code.

     (ii) On the Effective Date, to the extent needed, Reorganized Debtors will adopt employment arrangements for its officers and executive employees. On the Effective Date, management and designated employees of the Reorganized Debtors shall receive the benefits provided under such arrangements on the terms and conditions provided therein.

7.4 Effectuating Documents and Further Transactions.

Each of the Debtors or the Reorganized Debtors, as appropriate, is authorized to execute, deliver, file or record such contracts, instruments, releases and other agreements or documents, including the Plan Documents, and take such actions as may be necessary or appropriate to effectuate, implement and further evidence the terms and conditions of the Plan and any securities issued pursuant to the Plan.

7.5 Vesting of Assets.

On the Effective Date, the respective assets and estates of the Debtors shall vest in the respective Reorganized Debtors free and clear of all Claims, Liens and Equity Interests, except as provided herein. As of the Effective Date, the Reorganized Debtors may operate their businesses and may use, acquire, and dispose of property free of any restrictions of the Bankruptcy Code or the Bankruptcy Rules, subject to the terms and conditions of the Plan.

ARTICLE VIII.
PROCEDURES FOR RESOLVING DISPUTED CLAIMS

8.1 Prosecution of Objections to Claims.

(a) Objections to Claims.

In no event later than the Claims Objection Deadline, all objections to Claims must be filed and served on the holders of such Claims, and, if filed prior to the Effective Date, such objections will be served on the then-applicable service list in the Chapter 11 Case. If an objection has not been filed to a proof of Claim or a scheduled Claim by the Claims Objection Deadline, the Claim to which the proof of Claim or scheduled Claim relates will be treated as an Allowed Claim if such Claim has not been Allowed earlier.

(b) Authority to Prosecute Objections.

After the Effective Date, only the Reorganized Debtors or their successors will have the authority to settle, compromise, withdraw or litigate to judgment objections to Claims, including pursuant to any alternative dispute resolution or similar procedures previously or hereafter approved by the Bankruptcy Court. After the Effective Date, the Reorganized Debtors or their successors may settle or compromise any Disputed Claim without approval of the Bankruptcy Court.

8.2 Treatment of Disputed Claims.Notwithstanding any other provisions of the Plan, no payments or distributions will be made on account of a Disputed Claim until such Claim becomes an Allowed Claim provided that if only a portion of a Claim is a Disputed Claim, distribution shall be made in respect of the portion of such Claim which is not a Disputed Claim.

8.3 Estimation of Claims.

The Debtors or the Reorganized Debtors may, at any time and from time to time, request that the Bankruptcy Court estimate any Disputed Claim pursuant to section 502(c) of the Bankruptcy Code regardless of whether the Debtors, the Reorganized Debtors, or the Committee (as applicable) previously objected to such Claim, or whether the Bankruptcy Court has ruled on any such objection, and the

Bankruptcy Court will retain jurisdiction to estimate any Claim at any time during litigation concerning any objection to any Claim, including during the pendency of any appeal relating to any such objection. In the event that the Bankruptcy Court estimates any Disputed Claim, that estimated amount will constitute either the Allowed amount of such Claim or a maximum limitation on such Claim against any party or entity, as determined by the Bankruptcy Court. If the estimated amount constitutes a maximum limitation on such Claim, the Debtors, the Reorganized Debtors, or the Committee may elect to pursue any supplemental proceedings to object to any ultimate payment on such Claim. All of the objection, estimation, settlement, and resolution procedures set forth in the Plan are cumulative and not necessarily exclusive of one another. Claims may be estimated and subsequently compromised, settled, withdrawn, or resolved by any mechanism approved by the Bankruptcy Court.

8.4 Distributions on Account of Disputed Claims Once Allowed.

No later than each quarterly distribution date, the applicable Disbursing Agent will make all distributions on account of any Disputed Claim that has become an Allowed Claim during the preceding calendar quarter. Such distributions will be made pursuant to the provisions of the Plan governing the applicable Class.

ARTICLE IX.
CONFIRMATION AND EFFECTIVENESS OF THE PLAN

9.1 Conditions Precedent to Confirmation.

The Plan shall not be confirmed by the Bankruptcy Court unless and until the following conditions shall have been satisfied or waived pursuant to Section 9.4 hereof:

     (a) the Bankruptcy Court shall have entered an order in form and substance reasonably acceptable to the Debtors, the Committee and the Global Steering Committee, which may be the Confirmation Order, approving the Plan, authorizing the Debtors to execute, enter into and deliver the Plan, and to execute and implement the Plan Documents;

     (b) the Confirmation Order includes a finding of fact that the Debtors, the Reorganized Debtors, the Committee, the Global Steering Committee, the South Central Bondholders Committee, the Northeast Bondholders Committee, the Indenture Trustee, GECC, CSFB, Lehman Brothers and LCPI and their respective present and former members, officers, directors, employees, advisors, attorneys, and agents acted in good faith within the meaning of and with respect to all of the actions described in section 1125(e) of the Bankruptcy Code and are, therefore, not liable for the violation of any applicable law, rule, or regulation governing such actions;

     (c) the Confirmation Order provides in substance that (i) the terms and conditions of the Commitment Letter, the Engagement Letter, the Fee Letter and the definitive financing documentation with respect thereto are approved and ratified as being entered into in good faith and in the best interest of the Debtors, providing fair and reasonable financing terms and being critical to the success and feasibility of such Plan, (ii) the Debtors are authorized to enter into the definitive financing documentation as set forth above and to grant liens and security interests the lenders in the collateral contemplated therein, and such documents, liens and security interests are approved, (iii) all fees, costs and expenses paid by the Debtors in connection with the Commitment Letter, the Engagement Letter, the Fee Letter are ratified and approved, and (iv) the Commitment Letter, the Engagement Letter, the Fee Letter and any or all other documents signed by the Debtors in connection therewith as debtors-in-possession shall be binding and enforceable against the Reorganized Debtors upon and after the Effective Date as if then executed and delivered by the Debtors notwithstanding any provision in the Plan or Confirmation Order to the contrary.

     (d) the Plan shall not have been amended, altered or modified in any way from the Plan as filed on October 29, 2003, unless such amendment, alteration or modification has been consented to in accordance with Section 12.8 hereof;

     (e) all Exhibits to the Plan are in form and substance satisfactory to the Debtors; the Committee and the Global Steering Committee;

     (f) all necessary regulatory approvals of the Plan have been obtained; and

     (g) the Commitment Letter is in full force and effect.

9.2 Conditions Precedent to Effectiveness.

The Plan shall not become effective unless and until the following conditions shall have been satisfied or waived pursuant to Section 9.4 hereof:

     (a) all actions, documents and agreements necessary to implement the Plan shall have been effected or executed;

     (b) the Debtors shall have received all authorizations, consents, regulatory approvals, rulings, letters, no-action letters, opinions or documents that are determined by the Debtors to be necessary to implement the Plan;

     (c) the Confirmation Order shall have been entered, shall be in full force and effect, shall not have been reversed or modified and shall not be stayed or subject to a motion to stay and all appeal periods relating to the Confirmation Order shall have expired;

     (d) all Plan Documents and any amendments thereto shall be in a form and substance satisfactory to the Debtor, the Committee and the Global Steering Committee;

     (e) the Plan shall not have been amended, altered or modified from the Plan as approved by the Confirmation Order, unless such amendment, alteration or modification has been consented to in accordance with Section 12.8 hereof;

     (f) the definitive documentation summarized in the Commitment Letter, the Engagement Letter and the Fee Letter shall be in full force and effect;

     (g) CFSB, Lehman and LCPI shall advise the Debtors in writing that the conditions described in the exhibits to the Commitment Letter have been satisfied or waived; and

     (h) the borrowings contemplated by the Commitment Letter shall be made available to fund the distributions to the holders of Allowed Claims in Classes 1A, 1B, 1C, 2A, 2B, 3, 4, 5 and 6.

9.3 Effect of Failure of Conditions.

In the event that one or more of the conditions specified in Section 9.2 hereof shall not have occurred or been waived pursuant to Section 9.4 hereof by March 31, 2004, (a) the Confirmation Order shall be vacated, (b) no distributions under the Plan shall be made, (c) the Debtors and all holders of Claims and Equity Interests shall be restored to the status quo ante as of the day immediately preceding the Confirmation Date as though the Confirmation Order had never been entered, and (d) the Debtors’ obligations with respect to Claims and Equity Interests shall remain unchanged and nothing contained herein shall constitute or be deemed a waiver or release of any Claims or Equity Interests by or against the Debtors or any Person or Governmental Entity or to prejudice in any manner the rights of the Debtors or any Person or Governmental Entity in any further proceedings involving the Debtors; provided, however, that the amounts paid pursuant to Section 3.2 hereof on account of Post-Petition Interest may be recharacterized as a payment upon the applicable Allowed Claims, in the sole discretion of the Debtors, but the Debtors will not otherwise seek to recover such amounts.

9.4 Waiver of Conditions.

Conditions to confirmation and effectiveness of the Plan may be waived only by the Debtors, with the consent of the Committee and the Global Steering Committee.

ARTICLE X.
EFFECT OF CONFIRMATION OF PLAN

10.1 Term of Bankruptcy Injunction or Stays.

Unless otherwise provided, all injunctions or stays provided for in the Chapter 11 Case under section 105 of the Bankruptcy Code or otherwise and in existence on the Confirmation Date shall remain in full force and effect in accordance with the terms of such injunctions. Unless otherwise provided, the automatic stay provided under section 362(a) of the Bankruptcy Code shall remain in full force and effect until the Effective Date.

10.2 Claims Extinguished.

As of the Effective Date, any and all avoidance claims accruing to the Debtors under sections 502(d), 544, 545, 547, 548, 549, 550, 551 and 553 of the Bankruptcy Code and not then pending, shall be extinguished.

10.3 Discharge of Debtors.

Except as otherwise provided herein, the rights afforded herein and the treatment of all Claims and Equity Interests herein shall be in exchange for and in complete satisfaction, discharge and release of Claims and Equity Interests of any nature whatsoever, including any interest accrued on such Claims from and after the Petition Date, against the Debtors or any of its assets or properties. Except as otherwise provided herein, (i) as of the Confirmation Date, all such Claims against and Equity Interests in the Debtors shall be satisfied, discharged and released in full and (ii) all Persons and Governmental Entities shall be precluded from asserting against the Debtors, its successors, or its assets or properties any other or further Claims or Equity Interests based upon any act or omission, transaction or other activity of any kind or nature that occurred prior to the Confirmation Date.

10.4 Injunction.

In addition to and except as otherwise expressly provided herein, or in the Confirmation Order or a separate order of the Bankruptcy Court, all entities who have held, hold or may hold Claims against or Equity Interests in the Debtors, are permanently enjoined, on and after the Confirmation Date, from (i) commencing or continuing in any manner any action or other proceeding of any kind with respect to any such Claim or Equity Interest against the Debtors or the Reorganized Debtors; (ii) the enforcement, attachment, collection or recovery by any manner or means of any judgment, award, decree or order against the Debtors or the Reorganized Debtors, or their respective subsidiaries or affiliates on account of any such Claim or Equity Interest; (iii) creating, perfecting or enforcing any Lien of any kind against the Debtors or the Reorganized Debtors, or their respective subsidiaries or affiliates or against the property or interests in property of the Debtors or the Reorganized Debtors, or their respective subsidiaries or affiliates on account of any such Claim or Equity Interest; (iv) asserting any right of setoff, subrogation or recoupment of any kind against any obligation due from the Reorganized Debtors, or their respective subsidiaries or affiliates or against the property or interests in property of the Debtors or the Reorganized Debtors, or their respective subsidiaries or affiliates on account of any such Claim or Equity Interest; and (v) commencing or continuing in any manner any action or other proceeding of any kind with respect to any Claims or Causes of Action which are extinguished, dismissed or released pursuant to the Plan. The injunction shall also enjoin all parties in interest, including all entities who have held, hold or may hold Claims against or Equity Interests in the Debtors, from taking any action in violation of the Confirmation Order. Such injunction shall extend to successors of the Debtors or the Reorganized Debtors, or their respective subsidiaries or affiliates, their respective properties and interests in property. This Section 10.4 shall not enjoin, bar or otherwise impair the commencement or prosecution of direct personal claims against any Person other than the Debtors or the Reorganized Debtors, and their respective subsidiaries or affiliates.

ARTICLE XI.
RETENTION OF JURISDICTION

     The Bankruptcy Court shall have exclusive jurisdiction of all matters arising out of, or related to, the Chapter 11 Case and the Plan pursuant to, and for the purposes of, sections 105(a) and 1142 of the Bankruptcy Code and for, among other things, the following purposes:

     (a) to hear and determine applications for the assumption or rejection of executory contracts or unexpired leases, if any are pending, and the allowance of cure amounts and Claims resulting therefrom;

     (b) to hear and determine any and all adversary proceedings, applications and contested matters;

     (c) to hear and determine any objection to Administrative Expense Claims or Claims;

     (d) to enter and implement such orders as may be appropriate in the event the Confirmation Order is for any reason stayed, revoked, modified or vacated;

     (e) to issue such orders in aid of execution and consummation of the Plan, to the extent authorized by section 1142 of the Bankruptcy Code;

     (f) to consider any amendments to or modifications of the Plan, to cure any defect or omission, or to reconcile any inconsistency in any order of the Bankruptcy Court, including the Confirmation Order;

     (g) to hear and determine all applications for compensation and reimbursement of expenses of professionals under sections 330, 331 and 503(b) of the Bankruptcy Code;

     (h) to hear and determine disputes arising in connection with the interpretation, implementation or enforcement of the Plan, any other Plan Documents (other than the Commitment Letter, the Engagement Letter, the Fee Letter and the definitive financing documents with respect thereto including the enforcement of rights or remedies provided therein) or the Confirmation Order;

     (i) to hear and determine proceedings to recover assets of the Debtors and property of the Debtors’ estates, wherever located;

     (j) to hear and determine matters concerning state, local and federal taxes in accordance with sections 346, 505 and 1146 of the Bankruptcy Code;

     (k) to hear any other matter not inconsistent with the Bankruptcy Code; and

     (l) to enter a final decree closing the Chapter 11 Case.

     Notwithstanding the foregoing, (i) prior to the Effective Date, the Bankruptcy Court shall have non-exclusive jurisdiction over any suit, action or proceeding arising out of or relating to the provisions of the Commitment Letter or the Fee Letter and (ii) after the Effective Date, the Bankruptcy Court shall not have jurisdiction over the enforcement of the Commitment Letter, the Engagement Letter, the Fee Letter or the definitive documentation summarized in the Exhibits to the Commitment Letter or any rights or remedies relating thereto.

ARTICLE XII.
MISCELLANEOUS PROVISIONS

12.1 Effectuating Documents and Further Transactions.

The Debtors (or the Reorganized Debtors after the Effective Date), and their respective subsidiaries and affiliates are each authorized to execute, deliver, file or record such contracts, instruments, releases, indentures and other agreements or documents, including the Plan Documents, and take such actions as may be necessary or appropriate to effectuate and further evidence the terms and conditions of the Plan and any securities issued pursuant to the Plan.

12.2 Exemption from Transfer Taxes.

Pursuant to section 1146(c) of the Bankruptcy Code, the issuance, transfer or exchange of notes or the issuance of equity securities under the Plan, the creation of any mortgage, deed of trust or other security interest, the making or assignment of any lease or sublease, or the making or delivery of any instrument of transfer under, in furtherance of, or in connection with the Plan shall not be subject to any stamp, real estate, transfer, mortgage recording, use or other similar tax.

12.3 EXCULPATION AND LIMITATION OF LIABILITY.

NONE OF THE DEBTORS, THE COMMITTEE, THE GLOBAL STEERING COMMITTEE, THE SOUTH CENTRAL BONDHOLDERS COMMITTEE, THE NORTHEAST BONDHOLDERS COMMITTEE, THE INDENTURE TRUSTEE (INCLUDING IN ITS CAPACITY AS DISBURSING AGENT, IF APPLICABLE), GECC, CSFB, LEHMAN BROTHERS AND LCPI OR ANY OF THEIR RESPECTIVE PRESENT OR FORMER MEMBERS, OFFICERS, DIRECTORS, SHAREHOLDERS, EMPLOYEES, ADVISORS, ATTORNEYS OR AGENTS ACTING IN SUCH CAPACITY, SHALL HAVE OR INCUR ANY LIABILITY TO, OR BE SUBJECT TO ANY RIGHT OF ACTION BY, ANY HOLDER OF A CLAIM OR AN EQUITY INTEREST, OR ANY OTHER PARTY IN INTEREST, OR ANY OF THEIR RESPECTIVE AGENTS, DIRECT OR INDIRECT SHAREHOLDERS, EMPLOYEES, DIRECTORS, FINANCIAL ADVISORS, ATTORNEYS OR AFFILIATES, OR ANY OF THEIR SUCCESSORS OR ASSIGNS, FOR ANY ACT OR OMISSION IN CONNECTION WITH, RELATING TO, OR ARISING OUT OF, THE CHAPTER 11 CASE, THE PURSUIT OF CONFIRMATION OF THE PLAN, THE CONSUMMATION OF THE PLAN, OR THE ADMINISTRATION OF THE PLAN OR THE PROPERTY TO BE DISTRIBUTED UNDER THE PLAN, EXCEPT FOR THEIR WILLFUL MISCONDUCT OR GROSS NEGLIGENCE, AND IN ALL RESPECTS SHALL BE ENTITLED TO RELY REASONABLY UPON THE ADVICE OF COUNSEL WITH RESPECT TO THEIR DUTIES AND RESPONSIBILITIES UNDER THE PLAN; PROVIDED, HOWEVER, THAT NOTHING IN THIS SECTION 12.3 SHALL EXCULPATE FROM ANY OBLIGATION OF ANY DEBTOR TO INDEMNIFY ITS CURRENT AND FORMER DIRECTORS OR OFFICERS UNDER ITS ORGANIZATIONAL DOCUMENTS, BY-LAWS, EMPLOYEE INDEMNIFICATION POLICIES, STATE LAW, OR ANY OTHER AGREEMENT.

12.4 RELEASES

EACH HOLDER OF A CLAIM OR AN INTEREST, OR ANY OTHER PARTY IN INTEREST, OR ANY OF THEIR RESPECTIVE AGENTS, DIRECT OR INDIRECT SHAREHOLDERS, EMPLOYEES, DIRECTORS, FINANCIAL ADVISORS, ATTORNEYS OR AFFILIATES, OR ANY OF THEIR SUCCESSORS OR ASSIGNS SHALL BE DEEMED TO HAVE RELEASED AND DISCHARGED, ABSOLUTELY, UNCONDITIONALLY, IRREVOCABLY AND FOREVER, ANY AND ALL CAUSES OF ACTION AGAINST THE DEBTORS, THE COMMITTEE, THE GLOBAL STEERING COMMITTEE, THE SOUTH CENTRAL BONDHOLDERS COMMITTEE, THE NORTHEAST BONDHOLDERS COMMITTEE, THE INDENTURE TRUSTEE, GECC, CSFB, LEHMAN BROTHERS AND LCPI OR ANY OF THEIR RESPECTIVE PRESENT OR FORMER MEMBERS, OFFICERS, DIRECTORS, SHAREHOLDERS, EMPLOYEES, ADVISORS, ATTORNEYS OR AGENTS ACTING IN SUCH CAPACITY, FOR ANY ACT OR OMISSION IN CONNECTION WITH, RELATING TO, OR

ARISING OUT OF, THE CHAPTER 11 CASE, THE PURSUIT OF CONFIRMATION OF THE PLAN, THE CONSUMMATION OF THE PLAN, OR THE ADMINISTRATION OF THE PLAN OR THE PROPERTY TO BE DISTRIBUTED UNDER THE PLAN, EXCEPT FOR THEIR WILLFUL MISCONDUCT, GROSS NEGLIGENCE, OR THEIR FAILURE TO PERFORM THEIR OBLIGATIONS PURSUANT TO THE PLAN.

12.5 INJUNCTION RELATED TO RELEASES AND EXCULPATION.

EXCEPT AS OTHERWISE SET FORTH IN THE PLAN DOCUMENTS, THE CONFIRMATION ORDER SHALL PERMANENTLY ENJOIN THE COMMENCEMENT OR PROSECUTION BY ANY ENTITY, WHETHER DIRECTLY, DERIVATIVELY OR OTHERWISE, OF ANY CLAIMS, OBLIGATIONS, SUITS, JUDGMENTS, DAMAGES, DEMANDS, DEBTS, RIGHTS, CAUSES OF ACTION OR LIABILITIES RELEASED PURSUANT TO THE PLAN, INCLUDING BUT NOT LIMITED TO THE CLAIMS, OBLIGATIONS, SUITS, JUDGMENTS, DAMAGES, DEMANDS, DEBTS, RIGHTS, CAUSES OF ACTION OR LIABILITIES RELEASED OR SUBJECT TO EXCULPATION PURSUANT TO THE TERMS HEREOF OR THE PLAN DOCUMENTS.

12.6 Fees and Expenses.

From and after the Confirmation Date, the Reorganized Debtors shall, in the ordinary course of business and without the necessity for any approval by the Bankruptcy Court, pay the reasonable fees and expenses of professional Persons thereafter incurred, including those fees and expenses incurred in connection with the implementation and consummation of the Plan.

12.7 Payment of Statutory Fees.

All fees payable pursuant to section 1930 of title 28 of the United States Code, as determined by the Bankruptcy Court at the Confirmation Hearing, shall be paid on or before the Effective Date.

12.8 Amendment or Modification of the Plan.

The Debtors may alter, amend or modify the Plan under section 1127(a) of the Bankruptcy Code at any time prior to the Confirmation Hearing, with the written consent of the Committee. After the Confirmation Date, and prior to substantial consummation of the Plan with respect to any Debtor as defined in section 1102 of the Bankruptcy Code, any Debtor may, with the written consent of the Committee, under section 1127(b) of the Bankruptcy Code, institute proceedings in the Bankruptcy Court to remedy any defect or omission or reconcile any inconsistencies in the Plan, the Disclosure Statement, if any, or the Confirmation Order, and such matters as may be necessary to carry out the purposes and effects of the Plan. A holder of a Claim that has accepted the Plan shall be deemed to have accepted the Plan as altered, amended or modified, if the proposed alteration, amendment or modification does not materially and adversely change the treatment of the Claim of such holder.

12.9 Revocation or Withdrawal of the Plan.

The Debtors reserve the right to revoke or withdraw the Plan prior to the Confirmation Date. If the Debtors revoke or withdraw the Plan prior to the Confirmation Date, then the Plan shall be deemed null and void. In such event, nothing contained herein shall constitute or be deemed a waiver or release of any claims by or against the Debtors or any other Person or Governmental Entity or to prejudice in any manner the rights of the Debtors or any Person or Governmental Entity in any further proceedings involving the Debtors.

12.10 Binding Effect.

The Plan shall be binding upon and inure to the benefit of the Debtors, the Reorganized Debtors and their respective subsidiaries and affiliates, the holders of Claims and Equity Interests, other parties in interest, and their respective successors and assigns.

12.11 Notices.

All notices, requests and demands to or upon the Debtors to be effective shall be in writing and, unless otherwise expressly provided herein, shall be deemed to have been duly given or made when actually delivered or, in the case of notice by facsimile transmission, when received and telephonically confirmed, addressed as follows:

If to the Debtors or the Reorganized Debtors:

NRG Energy, Inc. 901 Marquette Avenue Suite 2300 Minneapolis, Minnesota 55402 Attn: Scott J. Davido, Esq. Telephone: (612) 373-5300 Facsimile: (612) 373-5392

with a copy to:

Kirkland & Ellis LLP Citigroup Center 153 East 53rd Street New York, New York 10022-4675 Attn: Matthew A. Cantor, Esq. Telephone: (212) 446-4800 Facsimile: (212) 446-4900

If to the Committee:

Bingham McCutchen LLP One State Street Hartford, Connecticut 06103-3178 Attn: Evan D. Flaschen, Esq. Telephone: (860) 240-2700 Facsimile: (860) 240-2800

If to the United States Trustee:

The Office of the United States Trustee 333 Whitehall Street New York, New York 10004 Attn: Pamela J. Lustrin, Esq. Telephone: (212) 510-0500 Facsimile: (212) 668-2255

12.12 Governing Law.

Except to the extent the Bankruptcy Code, Bankruptcy Rules or other federal law is applicable, or to the extent an Exhibit to the Plan Documents provides otherwise, the rights and obligations arising hereunder shall be governed by, and construed and enforced in accordance with, the laws of the State of New York, without giving effect to the principles of conflicts of law of such jurisdiction.

12.13 Withholding and Reporting Requirements.

Except as otherwise provided by the Plan, in connection with the consummation of the Plan Documents, the Debtors shall comply with all applicable withholding and reporting requirements imposed by any federal, state, local or foreign taxing authority and all distributions hereunder shall be subject to any such withholding and reporting requirements.

12.14 Exhibits/Schedules.

All exhibits and schedules to the Plan Documents are incorporated into and are a part of the Plan as if set forth in full herein.

12.15 Subrogation Rights.

Nothing in the Plan shall affect (i) the subrogation rights of any surety, to the extent applicable or available, which, if available or applicable, shall remain in full force and effect or (ii) the rights of the Debtors to object, pursuant to the Bankruptcy Code, to the existence of such subrogation rights.

DATED: October 29, 2003	Respectfully submitted,

NRG ENERGY, INC., on behalf of each of the Debtors and Debtors in Possession

By:

	Name:	Scott J. Davido
	Title:	Senior Vice President and General Counsel

KIRKLAND & ELLIS LLP Reorganization Counsel to the Debtors and Debtors in Possession

Citigroup Center 153 East 53rd Street New York, New York 10022-4675 Telephone: (212) 446-4800 Facsimile: (212) 446-4900

EXHIBIT A

Executory Contracts and Unexpired Leases to be Assumed or Rejected

(None)

1